Exhibit 23.1



                                                                    LOGO OMITTED
                                                             SF Partnership, LLP
                                                           Chartered Accountants




                                                                   April 7, 2004








                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of m-Wise, Inc. financial statements for the years ended December 31, 2002 and December 31, 2003 and our auditors report dated March 29, 2004 appearing on the Form SB-2 of m-Wise, Inc.

                                                           Yours very truly,


                                                          /s/ SF Partnership LLP
                                                          ----------------------
                                                          SF Partnership, LLP








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